EXHIBIT 99.1

                  Trimble First Quarter Results Exceed Guidance

o Record revenues of $156.5 million versus guidance of $146.0 - $148.0 million;

o    GAAP EPS of $0.24 versus guidance of $0.17 - $0.18;

o    Non-GAAP EPS, which excludes acquisition-related items, were $0.27;

o Full year revenue guidance increased to $615.0 - 625.0 million versus previous guidance of $580.0 - $590.0 million;

o Full year GAAP EPS guidance increased to $0.98 - $1.04 versus previous guidance of $0.86 - $0.92.


SUNNYVALE, Calif., Apr. 27, 2004 - Trimble (Nasdaq: TRMB) today announced results for its first fiscal quarter ended April 2, 2004. The Company reported first quarter revenues of approximately $156.5 million, versus approximately $127.3 million in the first quarter of 2003.

GAAP net income and EPS for the first quarter of 2004 were approximately $12.8 million and $0.24, respectively, versus $5.4 million and $0.12 in the first quarter of 2003. Non-GAAP net income and EPS for the first quarter of 2004 were $14.7 million and $0.27, respectively, versus $7.5 million and $0.17 in the first quarter of 2003. The effective tax rate for GAAP and non-GAAP EPS for the quarter was 15 percent versus guidance of 12 percent. GAAP and non-GAAP EPS for the first quarter of 2004 were calculated on a diluted basis using approximately
54.2 million shares.

All per share numbers and total share count have been adjusted for a 3-for-2 stock split that took effect on March 5, 2004.

Use of Non-GAAP Financial Measures
The Company provides non-GAAP financial measures called "non-GAAP net income" and "non-GAAP EPS" to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains or losses that, when excluded from the

GAAP results, may provide additional understanding of the Company's core operating results or business performance. However, these non-GAAP financial measures are not intended to supercede or replace the Company's GAAP results. A detailed reconciliation of the GAAP results to the non-GAAP results is provided below in Table A: "Reconciliation of GAAP and Non-GAAP Net Income and EPS."

Table A.  Reconciliation of GAAP and Non-GAAP Net Income and EPS

                                                                      Three Months Ended
                                                                      ------------------
                                                                    April 2,       April 4,
                                                                      2004           2003
                                                                      ----           ----
GAAP income before income taxes                                     $ 15,105       $ 6,353

Non-GAAP adjustments :
    Amortization of purchased intangibles assets                       1,984         1,795
    Amortization of acquisition-related inventory step-up                185             -
    Restructuring charges                                                  -           390
                                                                                       ---
       Total Non-GAAP adjustments                                      2,169         2,185
                                                                       -----         -----

Non-GAAP income before income taxes                                   17,274         8,538

Income taxes                                                           2,591         1,000
                                                                       -----         -----
Non-GAAP net income                                                 $ 14,683       $ 7,538
                                                                    --------       -------
Diluted Non-GAAP earnings per share                                 $   0.27       $  0.17
                                                                    ========       =======
Shares used in calculating diluted non-GAAP earnings per share        54,215        45,138
                                                                      ======        ======

"Trimble's strong revenue growth reflects generally improving market demand combined with the strength of our product portfolio and enhanced distribution capabilities," said Steven W. Berglund, president and CEO. "Our net income growth reflects the operating leverage that is inherent in our cost structure as we grow revenues. We continue to believe we are at the beginning of our growth cycle as many of our markets are still new or under-penetrated."

First Fiscal Quarter Business Segment Highlights
Engineering and Construction (E&C)
E&C  reported  record   quarterly   revenues  in  the  first  quarter,   growing
approximately 20 percent over the first quarter of 2003. All product segments showed year-over-year growth, with machine control being particularly strong.

Sales of Nikon products continued to be stronger than anticipated as the Trimble dealer channel has significantly increased the demand beyond levels seen in the past. While having a positive impact on Trimble's profits, these sales negatively impact gross margin as a percentage of revenue.

Field Solutions (TFS) - Agriculture and Geographic Information Systems (GIS)
TFS  reported  record   quarterly   revenues  in  the  first  quarter,   growing
approximately 19 percent over the first quarter of 2003. Strong demand for automatic and manual guidance products, combined with seasonality, drove record agriculture sales. GIS sales also showed strong year-over-year growth as the result of continued demand for the GeoExplorer(R) handheld GPS product line.

Component Technologies (CT)
First quarter revenues for CT increased by approximately 3 percent over the first quarter of 2003. Demand for wireless infrastructure products drove this year-over-year increase. Also, during the quarter, CT announced it would enter new markets with its TrimTrac(TM) locator, as well as through products targeted at the wireline telecommunications market. The Company has already built a backlog for TrimTrac and expects to begin to build a backlog for the wireline products later in the second quarter or early in the third quarter.

Mobile Solutions (TMS)
First quarter revenues for TMS increased by approximately 66 percent over the first quarter of 2003, while growing by approximately 50 percent sequentially. During the quarter, the total number of subscribers increased by 50 percent over the year-end figures due to strong additions from the construction asset management vertical market as well as from the Company's dealer channel. The Company closed its acquisition of TracerNet in early March.

Guidance
For the second quarter ending July 2, 2004, the Company expects revenues will be between $163.0 and $166.0 million. Within these revenue guidelines, gross margins are expected to be approximately 49 percent and operating expenses, including approximately $2.0 million of amortization of purchased intangibles, are expected to be approximately $59.5 million. Net interest expense is expected to be approximately $1.0 million, and other non-operating expense should be approximately $1.8 million. For income tax provision, the Company now believes the increased profits will move the effective tax rate to 15 percent quarterly and full-year basis in 2004 (previous expectations were for a 12 percent effective tax rate). Within these revenue and expense guidelines, Trimble expects GAAP EPS to be between $0.28 and $0.30, assuming 54.5 million shares outstanding. GAAP EPS includes approximately $2.0 million for amortization of purchased intangibles that should be excluded when calculating non-GAAP EPS.

Guidance for the entire fiscal year 2004 is for revenues between $615.0 and $625.0 million, with GAAP EPS of $0.98 to $1.04, assuming a weighted average of
55.0 million shares outstanding for the year. GAAP EPS includes approximately $8.0 million for amortization of purchased intangibles and $0.5 million in potential restructuring charges that should be excluded when calculating non-GAAP EPS.

Investor Conference Call / Webcast Details
The Company will hold a conference call on Tuesday, April 27, 2004 at 8:00 AM Pacific Time to review its fourth quarter results. It will be broadcast live on the web at http://www.trimble.com/investors.html. A replay of the call will be available for 7 days beginning at 5:00 PM, Pacific Time. The replay number is
(800) 642-1687, and the passcode is 6867018.

About Trimble
Trimble is a leading innovator of Global Positioning System (GPS) technology. In addition to providing advanced GPS components, Trimble augments GPS with other positioning technologies, as well as wireless communications and software, to create complete customer solutions. Trimble's worldwide presence and unique capabilities position the Company for growth in emerging applications including surveying, automobile navigation, machine guidance, asset tracking, wireless platforms, and telecommunications infrastructure. Founded in 1978 and headquartered in Sunnyvale, California, Trimble has more than 2,000 employees in more than 20 countries worldwide. For an interactive look at Company news and products, visit Trimble's Web site at http://www.trimble.com.

Forward Looking Statement:
Certain statements made in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include the revenue, gross margin, operating expenses, net interest expense, non-operating expense, income tax provision and earnings per share estimates for the quarter ending July 2, 2004 and for the fiscal year ending December 31, 2004. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. For example, recent strong demand for the Company's products may not continue because of a decline in the overall health of the economy and international markets, which may result in reduced capital spending. In addition, the Company's results may be adversely affected if our joint ventures and recent acquisitions do not achieve anticipated results or our ability to market, manufacture and ship new products such as our TrimTrac locator or new wireline telecommunications products. Any failure to achieve predicted results could negatively impact the Company's revenues and gross margin. Whether the Company achieves its guidance for the second quarter of 2004 and the entire fiscal year 2004 will also depend on a number of other factors, including the risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement, contained herein. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                           Three Months Ended
                                                           ------------------
                                                       April 2,         April 4,
                                                         2004             2003
                                                         ----             ----

Revenue                                                $156,510         $127,325

Cost of revenue                                          80,750           65,570
                                                         ------           ------
    Gross Margin                                         75,760           61,755
                                                         ------           ------
    Gross Margin (%)                                      48.4%            48.5%

Operating expenses:

    Research and development                             18,848           16,040

    Sales and marketing                                  26,304           23,997

    General and administrative                           10,386            8,635

    Restructuring charges                                     -              390

    Amortization of purchased intangibles                 1,984            1,795
                                                          -----            -----
       Total operating expenses                          57,522           50,857
                                                         ------           ------

Operating income                                         18,238           10,898

Non-operating income (expense), net:

    Interest expense, net                                 (978)          (3,375)

    Foreign exchange loss (gains), net                    (636)               92

    Other income (expense), net                              80             (47)

    Expenses for affiliated operations, net             (1,599)          (1,215)
                                                        ------           ------
       Total non-operating expense, net                 (3,133)          (4,545)
                                                        ------           ------

Income  before income taxes                              15,105            6,353

Income tax provision                                      2,265            1,000
                                                          -----            -----
Net income                                             $ 12,840         $  5,353
                                                       ========         ========
Earnings per share :
     Basic                                             $   0.25         $   0.12
     Diluted                                           $   0.24         $   0.12

Shares used in calculating earnings per share :
    Basic                                                50,418           44,040
                                                         ======           ======
    Diluted                                              54,215           45,138
                                                         ======           ======

                                SUPPLEMENTAL DATA
                      (In thousands, except per share data)
                                   (Unaudited)


                                                             Three Months Ended
                                                             ------------------
                                                           April 2,     April 4,
                                                             2004         2003
                                                             ----         ----

GAAP income before income taxes                           $ 15,105     $ 6,353

Non-GAAP adjustments :

  Amortization of purchased intangibles assets               1,984       1,795

  Amortization of acquisition-related inventory step-up        185           -

  Restructuring charges                                          -         390
                                                                           ---
    Total Non-GAAP adjustments                               2,169       2,185
                                                             -----       -----
Non-GAAP income before income taxes                         17,274       8,538

Income taxes                                                 2,591       1,000
                                                             -----       -----
Non-GAAP net income                                       $ 14,683     $ 7,538
                                                          ========     =======
Diluted Non-GAAP earnings per share                       $   0.27     $  0.17
                                                          ========     =======
Shares used in calculating diluted non-GAAP
  earnings per share                                        54,215      45,138
                                                            ======      ======

                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                                 April 2,             Jan 2,
                                                                   2004                2004
                                                                   ----                ----

Assets
Current assets:
   Cash and cash equivalents                                    $  40,201           $  45,416
   Accounts and other receivables, net                            124,051             103,350
   Inventories, net                                                64,910              70,826
   Deferred income taxes                                            4,380               4,380
   Other current assets                                             7,887               5,659
                                                                    -----               -----
      Total current assets                                        241,429             229,631

Property and equipment, net                                        26,758              27,379
Goodwill and other purchased intangible assets, net               267,208             261,166
Deferred income taxes                                               4,185               4,173
Other assets                                                       20,546              22,554
                                                                   ------              ------
      Total assets                                              $ 560,126           $ 544,903
                                                                =========           =========

Liabilities and Shareholders' Equity

Current liabilities:
   Current portion of long-term debt                            $  12,795           $  12,885
   Accounts payable                                                36,208              26,019
   Accrued compensation and benefits                               23,749              25,950
   Accrued liabilities                                             16,211              20,746
   Deferred income taxes                                                -               1,136
   Income taxes payable                                            11,891               9,969
                                                                   ------               -----
      Total current liabilities                                   100,854              96,705

Non-current portion of long-term debt                              71,850              77,601
Deferred gain on joint venture                                      9,694               9,845
Deferred income taxes                                               5,112               4,229
Other non-current liabilities                                      10,581               8,279
                                                                   ------               -----
      Total liabilities                                           198,091             196,659
                                                                  -------             -------
Shareholders' equity:
   Common stock                                                   307,512             303,015
   Accumulated surplus                                             27,829              14,990
   Accumulated other comprehensive income                          26,694              30,239
                                                                   ------              ------
      Total shareholders' equity                                  362,035             348,244
                                                                  -------             -------
      Total liabilities and shareholders' equity                $ 560,126           $ 544,903
                                                                =========           =========

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                         Three Months Ended
                                                                         ------------------
                                                                     April 2,        April 4,
                                                                       2004            2003
                                                                       ----            ----
Cash flow from operating activities:
    Net Income                                                    $   12,840       $  5,353

    Adjustments to reconcile net income to net cash provided by operating activities:

         Depreciation expense                                          2,191          2,217

         Amortization expense                                          2,035          1,977

         Provision for doubtful accounts                                 390            449

         Amortization of debt issuance cost                              122            513

         Deferred income taxes                                          (93)            461

         Other                                                         (113)            272

    Add decrease (increase) in assets:

         Accounts receivables, net                                  (17,096)       (15,114)

         Inventories                                                   6,561        (3,370)

         Other current and non-current assets                          (760)        (1,359)

         Effect of foreign currency translation adjustment             (403)          1,582

    Add increase (decrease) in liabilities:

         Accounts payable                                              5,600          (158)

         Accrued compensation and benefits                           (1,675)            133

         Accrued liabilities                                         (1,588)             29

         Deferred gain on joint venture                                (151)          (221)

         Income taxes payable                                            825            685
                                                                         ---            ---
 Net cash provided by (used in) operating activities
                                                                       8,685        (6,551)

 Cash flows from investing activities:

     Acquisitions, net of cash acquired                              (9,179)              -

     Acquisition of property and equipment                           (2,544)        (1,485)

     Proceeds from disposal of property and equipment                     47             56

     Cost of capitalized patents                                        (26)            (4)
                                                                        ----            ---
 Net cash used in investing activities
                                                                    (11,702)        (1,433)
 Cash flow from financing activities:

     Issuance of common stock                                          4,211            540

     Collections (Payments) of notes receivable                           53          (188)

     Payments on long-term debt and revolving credit lines           (5,823)        (7,944)
                                                                     -------        -------
 Net cash used in financing activities
                                                                     (1,559)        (7,592)


 Effect of exchange rate changes on cash and cash equivalents          (639)            426


 Net decrease in cash and cash equivalents                           (5,215)       (15,150)

 Cash and cash equivalents - beginning of period                      45,416         28,679
                                                                      ------         ------

 Cash and cash equivalents - end of period                        $   40,201       $ 13,529
                                                                  ==========       ========
 Supplemental disclosures of cash flow information:

   Cash paid during the period for:
     Income taxes, net of refunds                                 $      269           (69)
                                                                  ==========           ====

                                                             Q1'03              Q4'03               Q1'04
                                                             Actual            Actual              Actual
                                                             ------            ------              ------

Income Statement Metrics
Total Revenue                                               $ 127,325          $ 135,877        $  156,510
                                                            ---------          ---------        ----------
         Engineering & Construction                            85,663             91,991           102,482
         Trimble Field Solutions                               20,681             19,088            24,713
         Component Technologies                                15,866             15,277            16,415
         Trimble Mobile Solutions                               3,168              3,490             5,262
         Portfolio Technologies                                 1,947              6,031             7,638

      Gross Margin                                              48.5%              48.6%             48.4%
                                                                ----               ----              ----
      Total Segment Income                                  $  17,970          $  19,947        $   25,737
                                                            ---------          ---------        ----------
         Engineering & Construction                            12,240             14,804            16,498
         Trimble Field Solutions                                3,314              3,520             6,054
         Component Technologies                                 3,855              3,522             3,926
         Trimble Mobile Solutions                               (687)            (1,622)           (1,643)
         Portfolio Technologies                                 (752)              (277)               902

      Corporate and Other Charges                           $ (7,073)          $ (7,979)        $  (7,499)

      Non-operating expense and income taxes                $ (5,544)          $   3,123        $  (5,398)
                                                            ---------          ---------        ----------
      Net Income (loss)                                     $   5,353          $  15,091        $   12,840
                                                            =========          =========        ==========

      EBITDA                                                $  13,922          $  13,639        $   20,309
         Amortization of Intangibles                            1,977              2,006             2,035
         Depreciation                                           2,217              2,217             2,191

      GAAP EPS                                              $    0.12          $    0.28        $     0.24

      Non-GAAP EPS                                          $    0.17          $    0.19        $     0.27
                                                            ---------           --------        ----------
Balance Sheet and Liquidity Metrics
      Cash & Cash Equivalents                               $  13,529          $  45,416        $   40,201

      Accounts Receivables, Net                             $  92,187          $  96,245        $  116,030

      Inventories, Net                                      $  64,513          $  70,826        $   64,910

      Total Debt                                            $ 131,350          $  90,486        $   84,645
         Short Term Debt                                       24,085             12,885            12,795
         Long Term Debt                                       107,265             77,601            71,850

      Equity                                                $ 212,643          $ 348,244        $  362,035

      Working Capital                                       $  74,521          $ 132,926        $  140,575

      Capital Expenditures                                  $   1,485          $   4,518        $    2,544

      Cash Flow from (used in ) Operations*                 $ (6,551)          $  23,302        $    8,685
                                                            ---------          ---------        ----------
Financial Ratios

      Days Sales Outstanding                                       56                 60                57

      Days Sales in Inventory                                      90                 93                73

      Current ratio                                               1.7                2.4               2.4

      Debt to Equity                                              0.6                0.3               0.2
                                                                  ---                ---               ---
Other

      Headcount                                                 2,004              2,145             2,184
                                                                -----              -----             -----

----------
Notes:

1) Engineering & Construction consists of Construction Instruments (CI), Machine Control, Survey, Tripod Data Systems (TDS) and Mensi beginning Dec03.

2) Trimble Field Solutions consists of Geographic Information Systems (GIS) and Agriculture.

3) Portfolio Technologies consists of Military and Advanced Systems (MAS) and Applanix beginning Q303.

** EBITDA is defined as net income plus (i) extraordinary items and cumulative effect of accounting change, (ii) provision for income taxes, (iii) interest expense, (iv) depreciation and amortization.

                              EBITDA RECONCILIATION
                                 (In thousands)
                                   (Unaudited)




                                                         Three Months Ended
                                                         ------------------
                                                       April 2,       April 4,
                                                        2004            2003
                                                        ----            ----

GAAP net income                                        $12,840        $ 5,353

   Add back :

         Interest expenses, net                            978          3,375

         Income tax                                      2,265          1,000

         Depreciation expense                            2,191          2,217

         Amortization of purchased intangibles           2,035          1,977
                                                         -----          -----
 EBITDA                                                $20,309        $13,922
                                                       =======        =======